EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-273843 and 333-257801 on Form S-3 and Registration Statement Nos. 333-259320 and 333-270743 on Form S-8 of our report dated February 27, 2024, relating to the financial statements of ATI Physical Therapy, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte and Touche LLP
Chicago, Illinois
February 27, 2024

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